Exhibit 4

(Information provided as of June 22, 2003 in response
to Items 2 through 6 of Schedule 13D)
Executive Officers and Directors of
IDB Development Corporation Ltd.
Address is: 3 Azrieli Center, Triangular Tower, Tel Aviv 67023, Israel
(citizenship is Israel, unless otherwise noted)

Name and Address	Position	Principal Occupation

Nochi Dankner 46 Rothschild Blvd., 22nd floor Tel-Aviv 66883, Israel	Chairman of the Board	Business Manager, Chairman and Director of Companies, Attorney

Shelly Dankner-Bergman 12 Recanati St, Ramat- Aviv Gimel Tel-Aviv 69494, Israel	Director	Director of Companies

Zvi Livnat Taavura Junction, Ramla 72102, Israel	Director	Vice President of Taavura Holdings

Isaac Manor* 26 Hagderot St. Savion, Israel	Director	Chairman of the board of Automobile Companies

Dori Manor* 18 Hareches St. Savion, Israel	Director	Chief Executive Officer of Automobile Companies

Lior Hannes 46 Rothschild Blvd., 22nd floor Tel-Aviv 66883, Israel	Director	CEO of Ganden Tourism & Aviation Ltd., Director of companies

Refael Bisker 46 Rothschild Blvd., 22nd floor Tel-Aviv 66883, Israel	Director	CEO of Ganden Real Estate Ltd., Chairman & Director of Companies

Name and Address	Position in Clal Industries	Principal Occupation

Darko Horvat** 20 Kensington Park Gardens, London W113HD, UK	Director	Founder owner and president of Aktiva group

Jacob Schimmel*** 54-56 Euston St. London NW1 U.K.	Director	Chairman & CEO of UKI Investments

Shaul Ben-Zeev Taavura Junction, P.O.Box 320 Ramla 72102, Israel	Director	Chief Executive Officer Avraham Livnat Ltd.

Eliahu Cohen 3 Azrieli Center, Triangular Tower, Tel Aviv, Israel	Director and CEO	CEO of IDB Holding and IDB Development

Abraham Ben Joseph 87 Haim Levanon St., Tel Aviv, Israel	Director	Director of Companies

Arnon Gafny 55 Moshe Kol St., Jerusalem, Israel	Independent Director	Economist

Rami (Avraham) Mardor 33 Haoranim St., Kfar Shmariyahu, Israel	Independent Director	Director of Companies

Name and Address	Position	Principal Occupation

Zehavit Joseph**** 3 Azrieli Center, Triangular Tower, Tel Aviv, Israel	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer of IDB Holding and IDB Development

Avi Shani 3 Azrieli Center, Triangular Tower, Tel Aviv, Israel	Vice President, Investments & Chief Economist	Vice President, Investments & Chief Economist of IDB Development

Rina Cohen 3 Azrieli Center, Triangular Tower, Tel Aviv, Israel	Controller	Controller of IDB Holding and IDB Development

*                                         Mr. Isaac Manor and Mr. Dori Manor are dual citizens of Israel and French

**                                  Mr Darko Horvat is a citizen of Slovenia

***                           Mr. Jacob Schimmel is a citizen of Great Britain

****                    Ms. Joseph is a dual citizen of Israel and the United States.

Based on the information provided to the Reporting Persons, during the past five years, none of the persons listed above has been convicted, or is subject to a judgment, decree or final order, in any of the legal proceedings enumerated in Items 2 (d) and 2 (e) of Schedule 13D.